                                                                    Exhibit 10.2


                                     [LOGO]


                              EMPLOYMENT AGREEMENT

          This sets forth the terms of the EMPLOYMENT AGREEMENT made and entered into effective as of December 11, 2000 by and between THE SAVINGS BANK OF UTICA, a New York State chartered mutual savings bank with offices located in Utica, New York ("Employer"), and STEVEN A. COVERT, an individual currently residing at 16 Stonebridge Road, New Hartford, NY 13413 ("Employee").

                                   WITNESSETH

          IN CONSIDERATION of the mutual premises, covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to the following employment terms.

     1.   Employment.
          ----------

          (a) Term. Employer shall employ Employee, and Employee shall serve as
              ----
Senior Vice President and Chief Financial Officer of Employer, in accordance with the terms and conditions of this Agreement, for a term commencing on December 11, 2000 and ending on December 10, 2003, subject to earlier termination as provided in this Agreement. Following the initial three-year term, the Agreement shall continue in force from year to year subject to termination on notice as provided in this Agreement.

          (b) Duties. On the terms and subject to the conditions set forth in
              ------
this Agreement, the Employer employs Employee to serve as the Senior Vice President and Chief Financial Officer of Employer. Employee shall perform the regular duties commensurate with his position, subject to the control and supervision of Employer's President and Chief Executive Officer, as from time to time may be reasonably assigned to Employee. Employee shall devote Employee's best efforts to the affairs of Employer, serve faithfully and to the best of Employee's ability and devote all of Employee's working time and attention, knowledge, experience, energy and skill to the business of Employer, except that Employee may affiliate with professional associations, business and civic organizations, provided that Employee's involvement in such activities does not adversely affect the performance of his duties on behalf of Employer.

     2.   Compensation and Benefits.
          -------------------------

          (a) Base Salary. Employee shall initially be paid a base salary at an
              -----------
annualized rate of $150,000, payable in accordance with Employer's regular payroll practices for its executive employees. On an annual basis, consistent with Employer's regular review procedures, Employee's base salary shall be reviewed and may be adjusted in the discretion of Employer's Board of Trustees.

          (b) Bonuses. Employee shall be eligible to participate in Employer's
              -------
"Winshare" bonus program for calendar year 2001, and in any other bonus program developed for Employer's senior executive employees. In the event that the Bank implements stock incentive plans, including, but not limited to, a stock option plan and/or restricted stock award plan, the Employee will receive awards comparable to awards given executives of similar experience at similarly sized institutions.

          (c) Benefit Plans. Employee shall be eligible to participate in any
              -------------
Employer maintained employee pension benefit plans (as that term is defined under Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended), group life insurance plans, medical plans, dental plans, long-term disability plans, business travel insurance programs and other fringe benefit plans or programs maintained by Employer for the benefit of its executive employees. Employee's participation in any such benefit plans and programs shall be based on, and subject to satisfaction of, the eligibility requirements and other conditions of such plans and programs. If Employee's employment by Employer shall cease for any reason other than voluntary termination (subparagraph 3(b) or for "cause" (as defined in subparagraph 3 (e)), Employee will receive continued group life, health, dental, accident and long term disability insurance coverage for the remaining unexpired employment period, equivalent to the coverage to which he would have been entitled under such plans (as in effect on the date of his termination of employment, or, if his termination of employment occurs after a Change of Control, on the date of such Change of Control, whichever benefits are greater, if he had continued working for the Bank during the remaining unexpired employment period at the highest rate of salary achieved during the employment period, but taking into account any coverage provided from any subsequent employer.

          (d) Expenses. Upon submission to Employer of vouchers or other
              --------
required documentation, Employee shall be reimbursed for Employee's actual out-of-pocket travel and other expenses reasonably incurred and paid by Employee in connection with Employee's duties under this Agreement.

          (e) Other Benefits. During the period of employment, Employee shall
              --------------
also be entitled to receive the following benefits:

              (i) Paid vacation of at least 4 weeks during each calendar year (prorated for partial years) (with no carry over of unused vacation to a subsequent year) and any holidays that may be provided to all employees of Employer in accordance with Employer's holiday policy;

              (ii)  Reasonable sick leave; and

              (iii) Reimbursement of membership fees incurred by Employee at the Fort Schuyler Club and at the Yahnundasis Country Club.

          (f) Relocation Expenses. Employee shall reimburse Employee for
              -------------------
employee's reasonable expenses incurred in relocating his primary residence from Cortland,

New York to the Utica, New York area, up to a maximum of $10,000, provided Employee establishes his primary residence in the Utica, New York area on or before February 15, 200 I.

     3.  Termination. Prior to a "Change of Control" (as defined in subparagraph
         -----------
4(c)), Employee's employment by Employer shall be subject to termination as follows:

         (a)  Expiration of the Term. Employee's employment with Employer shall
              ----------------------
not terminate prior to the expiration of the established term, except as provided in the subparagraphs below.

         (b)  Voluntary Termination. Employee may terminate this Agreement upon
              ---------------------
not less than 60 days prior written notice delivered to Employer, in which event Employee shall be entitled only to the compensation and benefits Employee has earned or accrued through the date of termination.

         (c)  Termination Upon Death. This Agreement shall terminate upon
              ----------------------
Employee's death. In the event this Agreement is terminated as a result of Employee's death, Employer shall continue payments of Employee's Base Salary for a period of 30 days following Employee's death to the beneficiary designated by Employee on the "Beneficiary Designation Form" attached to this Agreement as Appendix A.

         (d)  Termination Upon Disability. Employer may terminate this Agreement
              ---------------------------
upon Employee's disability. For purposes of this Agreement, Employee's inability to perform Employee's duties hereunder by reason of physical or mental illness or injury for a period of 26 consecutive weeks that follows Employee's use of all available sick leave (the "Disability Period") shall constitute disability. The determination of disability shall be made by a physician selected by Employer. During the Disability Period, Employee shall be entitled to 100% of Employee's Base Salary otherwise payable during that period, reduced by any other Employer-provided benefits to which Employee may be entitled with respect to the Disability Period on account of such disability (including, but not limited to, benefits provided under any disability insurance policy or program, worker's compensation law, or any other benefit program or arrangement).

         (e)  Termination for Cause. Employer may terminate Employee's
              ---------------------
employment for "cause" by written notice to Employee. For purposes of this Agreement, a termination shall be for "cause" if the termination results from any of the following events:

              (i)   Material breach of this Agreement;

              (ii) Misconduct as an executive of Employer, or any subsidiary or affiliate of Employer for which Employee is performing services hereunder which consists of misappropriating any funds or property of any such company, or attempting to obtain any personal profit (x) from any transaction to which such company is a party or (y) from any transaction with any third party in which Employee has an interest which is adverse to the interest of any such company, unless, in either case, Employee shall have first obtained the written consent of the Board of Trustees of Employer;

               (iii) Unreasonable neglect or refusal to perform the duties assigned to Employee under or pursuant to this Agreement;

               (iv)  Conviction of a crime involving moral turpitude; or

               (v) Adjudication as a bankrupt, which adjudication has not been contested in good faith, unless bankruptcy is caused directly by Employer's unexcused failure to perform its obligations under this Agreement.

Notwithstanding any other term or provision of this Agreement to the contrary, if Employee's employment is terminated for cause, Employee shall forfeit all rights to payments and benefits otherwise provided pursuant to this Agreement; provided, however, that Base Salary shall be paid through the date of termination.

          (f)  Termination Without Cause. Employer may terminate Employee's
               -------------------------
employment for reasons other than "cause" (as defined in subparagraph 3(e)) upon not less than 60 days prior written notice delivered to Employee, in which event Employer shall pay to Employee, within 30 days of the date of termination, a lump sum payment equivalent to the unpaid base salary that would have been paid to or earned by Employee pursuant to this Agreement, if Employee had remained employed under the terms of this Agreement through the end of the then established term of this Agreement, or for a period of 12 months following the date of termination, whichever period is longer.

          (g)  Change of Control. If Employee's employment by Employer shall
               -----------------
cease for any reason other than "cause" (as defined in subparagraph 3(e)) within 24 months following a "Change of Control" (as defined in subparagraph 4(c)) that occurs during the term of this Agreement, the provisions of paragraph 4 shall apply.

          (h)  Resignation. Upon Employee's termination of employment for any
               -----------
reason, Employee agrees to resign from any and all offices and positions related to Employee's employment with Employer and held by Employee at the time of termination.

     4.   Termination Following a Change of Control.
          -----------------------------------------

          (a) In the event of a "Termination" (as defined in subparagraph 4(d) below) of Employee's employment within 24 months after a Change of Control (as defined in subparagraph 4(c) below), the Employer shall, within 60 days of termination, pay to Employee 2.99 times the average annual compensation paid to Employee by Employer and included in Employee's gross income for income tax purposes during the five full calendar years, or shorter period of employment, that immediately precede the year during which the Change of Control occurs.

          (b) If any portion of the amounts paid to, or value received by, Employee following a Change of Control (whether paid or received pursuant to this paragraph 4 or otherwise) would constitute an "excess parachute payment" within the meaning of Internal

Revenue Code Sections 280G and 4999, then payments to Employee shall be limited to the extent necessary to ensure that no amount paid to Employee will constitute an "excess parachute payment" within the meaning of Internal Revenue Code Sections 280G and 4999. The maximum payable under this Section 4. (b) is calculated without considering any other compensation payable to the Employee, including any benefits paid as a result of accelerated vesting of stock options and restricted stock grants.

        (c) For purposes of subparagraph 4(a), a "Change of Control" shall be deemed to have occurred if:

               (i) any "person" (as such term is used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")), other than (i) a holding company to be formed in connections with the conversion of the Bank to the stock form of ownership; or (ii) a trustee or other fiduciary holding securities under an employee benefit plan maintained for the benefit of employees of the Bank, becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the 1934
     Act), directly or indirectly, of securities issued by the Bank representing 25% or more of the combined voting power of all of the Bank's then outstanding securities; or

               (ii) the individuals who on the date this Agreement is made are members of the Board, together with their successors as defined below, cease for any reason to constitute a majority of the members of the Board; or

               (iii)  the shareholders of the Bank approve either:

                      (A) a merger or consolidation of the Bank with any other corporation, other than a merger or consolidation following which both of the following conditions are satisfied;

                                    (I)   either, (a) the members of the Board
          of the Bank immediately prior to such merger or consolidation constitute at least a majority of the members of the governing body of the institution resulting from such merger or consolidation; or (b) the shareholders of the Bank own securities of the institution resulting from such merger or consolidation representing seventy percent or more of the combined voting power of all such securities then outstanding in substantially the same proportions as their ownership of voting securities of the Bank before such merger or consolidation; and

                                    (II)  the entity which results from such
          merger or consolidation expressly agrees in writing to assume and perform the Bank's obligations under this Agreement;

          or

                      (B) a plan of complete liquidation of the Bank or an agreement for the sale or disposition by the Bank of all or substantially all of it's assets; and

                   (iv)   any event which would be described in sections (i),
          (ii) or (iii) if the term "Parent Corporation of the Bank" were substituted for the term "Bank" therein. Such event shall be deemed to be a Change in Control under the relevant provision of sections (i),
          (ii) or (iii).

          It is understood and agreed that more than one Change in Control may occur at the same or different times during the Employment Period and that the provisions of this Agreement shall apply with equal force and effect with respect to each such Change in Control.

              (d)  For purposes of subparagraph 4(a), "Termination" shall mean

                   (i) termination by the Employer (or successor entity) of the employment of Employee for any reason other than death, Disability (as defined in subparagraph 3(d)) or termination for "cause" (as defined in subparagraph 3(e)), or

                   (ii)   resignation by the Employee for the following reasons:
          (A) a significant change in the nature or scope of the Employee's authority from that prior to a Change of Control, (B) a reduction in the Employee's total compensation (including all earned bonuses and benefits) from that prior to that Change in Control, or (C) a change in the location (greater than 50 miles from the city of Utica) where the Employee is required to perform services from that prior to a Change of Control.

          5.  Covenants.
              ---------

              (a)  Confidentiality. Employee shall not, without the prior
                   ---------------
written consent of Employer, disclose or use in any way, either during his employment by Employer or thereafter, except as required in the course of his employment by Employer, any confidential business or technical information or trade secret acquired in the course of Employee's employment by Employer. Employee acknowledges and agrees that it would be difficult to fully compensate Employer for damages resulting from the breach or threatened breach of the foregoing provision and, accordingly, that Employer shall be entitled to temporary preliminary injunctions and permanent injunctions to enforce such provision. This provision with respect to injunctive relief shall not, however, diminish Employer's right to claim and recover damages. Employee covenants to use his best efforts to prevent the publication or disclosure of any trade secret or any confidential information concerning the business or finances of Employer or Employer's affiliates, or any of its or their dealings, transactions or affairs which may come to Employee's knowledge in the pursuance of his duties or employment.

              (b)  No Competition. Employee's employment is subject to the
                   --------------
condition that during the term of his employment hereunder and for a period of 24 months following the date his employment ceases for any reason except for a termination by Employer without cause pursuant to subparagraph 3(f) (the "Date of Termination"), or due to change of control

(paragraph 4), Employee shall not, directly or indirectly, own, manage, operate, control or participate in the ownership, management, operation or control of, or be connected as an officer, employee, partner, director, individual proprietor, lender, consultant or otherwise with, or have any financial interest in, or aid or assist anyone else in the conduct of, any entity or business (a "Competitive Operation") which competes in the banking industry or with any other business conducted by Employer or by any group, affiliate, division or subsidiary of Employer, in any area or market where such business is being conducted at the Date of Termination. Employee shall keep Employer fully advised as to any activity, interest, or investment Employee may have in any way related to the banking industry. It is understood and agreed that, for the purposes of the foregoing provisions of this paragraph, (i) no business shall be deemed to be a business conducted by Employer or any group, division, affiliate or subsidiary of Employer unless 5% or more of Employer's consolidated gross sales or operating revenues is derived from, or 5% or more of Employer's consolidated assets are devoted to, such business; (ii) no business conducted by any entity by which Employee is employed or in which he is interested or with which he is connected or associated shall be deemed competitive with any business conducted by Employer or any group, division or subsidiary of Employer unless it is one from which 2% or more of its consolidated gross sales or operating revenues is derived, or to which 2% or more of its consolidated assets are devoted; and
(iii) no business which is conducted by Employer at the Date of Termination and which subsequently is sold by Employer shall, after such sale, be deemed to be a Competitive Operation within the meaning of this paragraph. Ownership of not more than 1% of the voting stock of any publicly held corporation shall not constitute a violation of this paragraph.

                   (c) Certain Affiliates of Employer. It is understood that
                       ------------------------------
Employee may have access to technical knowledge, trade secrets and customer lists of affiliates of Employer or companies which Employer may acquire in the future and may serve as a member of the board of directors or as an officer or employee of an affiliate of Employer. Employee covenants that he shall not, during the term of his employment by Employer or for a period of 24 months thereafter, in any way, directly or indirectly, own, manage, operate, control or participate in the ownership, management, operation or control of, or be connected as an officer, employee, partner, director, individual proprietor, lender, consultant or otherwise aid or assist anyone else in any business or operation which competes with or engages in the business of such an affiliate.

                   (d) Termination of Payments. Upon the breach by Employee of
                       -----------------------
any covenant under this paragraph 5, Employer may terminate, offset and/or recover from Employee immediately any and all benefits paid to Employee pursuant to this Agreement, in addition to any and all other remedies available to Employer under the law or in equity.

                   (e) Modification. Although the parties consider the
                       ------------
restrictions contained in this paragraph 6 reasonable as to protected business, duration, and geographic area, in the event that any court of competent jurisdiction deems them to be unreasonable, then such restrictions shall apply to the broadest business, longest period, and largest geographic territory as may be considered reasonable by such court, and this paragraph 5, as so amended, shall be enforced.

                   (f) Other Agreements. Employee represents and warrants that
                       ----------------
neither Employee's employment with Employer nor Employee's performance of his obligations hereunder will conflict with or violate Employee's obligations under the terms of any agreement with a previous employer or other party including agreements to refrain from competing, directly or indirectly, with the business of such previous employer or any other party.

         6.   Withholding.  Employer shall deduct and withhold from compensation
              -----------
and benefits provided under this Agreement all necessary income and employment taxes and any other similar sums required by law to be withheld.

         7.   Rules, Regulations and Policies. Employee shall use his best
              -------------------------------
efforts to abide by and comply with all of the rules, regulations, and policies of Employer, including without limitation Employer's policy of strict adherence to, and compliance with, any and all requirements of the banking, securities, and antitrust laws and regulations.

         8.   Return of Employer's Property. After Employee has received notice
              -----------------------------
of termination or at the end of his period of employment with Employer, whichever first occurs, Employee shall immediately return to Employer all documents and other property in his possession belonging to Employer.

          9.  Construction and Severability. The invalidity of any one or more
              -----------------------------
provisions of this Agreement or any part thereof, all of which are inserted conditionally upon their being valid in law, shall not affect the validity of any other provisions to this Agreement; and in the event that one or more provisions contained herein shall be invalid, as determined by a court of competent jurisdiction, this Agreement shall be construed as if such invalid provisions had not been inserted.

          10. Governing Law. This Agreement was executed and delivered in New
              -------------
York and shall be construed and governed in accordance with the laws of the State of New York.

          11. Assignability and Successors. This Agreement may not be assigned
              ----------------------------
by Employee or Employer, except that this Agreement shall be binding upon and shall inure to the benefit of the successor of Employer through merger or corporate reorganization.

          12. Counterparts.  This Agreement may be executed in counterparts
              ------------
(each of which need not be executed by each of the parties), which together shall constitute one and the same instrument.

          13. Jurisdiction and Venue. The jurisdiction of any proceeding between
              ----------------------
the parties arising out of, or with respect to, this Agreement shall be in a court of competent jurisdiction in New York State, and venue shall be in Oneida County. Each party shall be subject to the personal jurisdiction of the courts of New York State.

          14. Indemnification and Insurance. During the Employment Term and for
              -----------------------------
a period of six years thereafter, the Bank shall cause the Employee to be covered by and named as an insured under any policy or contract of insurance obtained by it to insure it's trustees and officers against personal liability for acts or omissions in connection with service as an officer or trustee of the Bank or any subsidiary or affiliate thereof or service in other capacities at the request of the Bank. The coverage provided to the Employee pursuant to this section shall be of the same scope and on the same terms and conditions as the coverage (if any) provided to other officers or trustees of the Bank and any subsidiary or affiliate thereof.

          (a) To the maximum extent permitted under applicable law, during the Employment Term and for a period of 6 years thereafter, the Bank shall indemnify the Employee against and hold him harmless from any costs, liabilities, losses and exposures to the fullest extent and on the most favorable terms and conditions that similar indemnification is offered to any trustee or officer of the Bank or any subsidiary or affiliate thereof.

          (b) Indemnification and Insurance coverage will not be provided by employer in the event of employee's voluntary termination (subparagraph 3 (b)) or for termination for cause (subparagraph 3 (e)).

     15.  Miscellaneous.
          -------------

          (a) This Agreement constitutes the entire understanding and Agreement between the parties with respect to the subject matter hereof and shall supersede all prior understandings and agreements.

          (b) This Agreement cannot be amended, modified, or supplemented in any respect, except by a subsequent written agreement entered into by the parties hereto.

          (c) The services to be performed by Employee are special and unique; it is agreed that any breach of this Agreement by Employee shall entitle Employer (or any successor or assigns of Employer), in addition to any other legal remedies available to it, to apply to any court of competent jurisdiction to enjoin such breach.

The foregoing is established by the following signatures of the parties.




                                          THE SAVINGS BANK OF UTICA


                                          By:    /s/ John A. Zawadzki
                                             -----------------------------------
                                                 John A. Zawadzki


                                          Its:   President & CEO
                                              ----------------------------------

                                          Dated: 12/ll/00
                                                --------------------------------



                                                 /s/ Steven A. Covert
                                          --------------------------------------
                                                 Steven A. Covert

                                          Dated: 12/ll/O0
                                                --------------------------------

                                      -l0-

                                   APPENDIX A




                          BENEFICIARY DESIGNATION FORM
                          ----------------------------


                        Pursuant to the Employment Agreement between The Savings Bank of Utica and Steven A. Covert, dated as of December 11, 2000 ("Agreement"), I, Steven A. Covert, hereby designate Janet M. Covert, my wife, as the beneficiary of amounts payable upon my death in accordance with subparagraph 3(c) of the Agreement. My beneficiary's current address is 16 Stonebridge Road, New Hartford, NY 13416.



Dated: December 11 ,2000                               /s/ Steven A. Covert
                                                   -----------------------------
                                                           Steven A. Covert


/s/ Cheryl Bannister
-----------------------------
       Witness